As filed with the Securities and Exchange Commission on September 3, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	1311	33-0502730
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Boulevard, Suite 525

Houston, Texas 77079

(281) 556-6200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

BPZ Resources, Inc. 2007 Long-Term Incentive Compensation Plan, as amended

(Full Title of the Plan)

Manuel Pablo Zúñiga-Pflücker

President, CEO and Director

580 Westlake Park Boulevard, Suite 525

Houston, Texas 77079

(281) 556-6200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Mark W. Coffin

Seyfarth Shaw, LLP

700 Louisiana Street

Suite 3700

Houston, Texas 77002

(713) 225-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, no par value per share	4,000,000	$3.95	$15,800,000	$1,126.54

(1)          This registration statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of any adjustments in the number of shares to prevent dilution from any future stock splits, stock dividends and similar transactions. This Registration Statement covers any such additional shares in accordance with Rule 416(a).

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of our common stock reported on the New York Stock Exchange on August 31, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by BPZ Resources Inc., a Texas corporation (the “Company”) relating to 4,000,000 shares of its common stock, no par value per share (the “Common Stock”), issuable under the BPZ Resources, Inc. 2007 Long-Term Incentive Compensation Plan, as amended (the “Plan”), which Common Stock is in addition to the 4,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 filed on November  16, 2007 (Commission File No. 333-147461) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Company with the Securities and Exchange Commission (the “SEC” or “Commission”), are incorporated by reference into this Registration Statement, other than any portions of the respective filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or other applicable SEC rules):

(a)          The Company’s Annual Report for the year ended December 31, 2009, as filed on Form 10-K on March 31, 2010, as amended on Form 10-K/A filed on April 30, 2010, and any further amendments thereto;

(b)         The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 as filed with the SEC on May 10, 2010;

(c)          The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 as filed with the SEC on August 9, 2010;

(d)         The Company’s Proxy Statement on Schedule 14A as filed with the SEC on May 26, 2010;

(e)          The Company’s Current Report on Form 8-K as filed by the Company with the SEC on August 19, 2010; and

(f)            The description of the Company’s common stock contained in our Registration Statement on Form 8-A as filed with the Commission on October 20, 2009, and any amendment or report that may be filed from time to time for the purpose of updating, changing or modifying the description of the Company’s common stock.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The following exhibits are attached to this Registration Statement:

Exhibit No.	Description of Exhibit

4.1	BPZ Resources, Inc. 2007 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 24, 2007)
4.2	Amendment to BPZ Resources, Inc. 2007 Long-Term Incentive Compensation Plan, filed herewith
5.1	Opinion on Legality
23.1	Consent of Attorney (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accountant
24.1	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 3, 2010.

BPZ RESOURCES, INC.

By:	/s/ Manuel Pablo Zúñiga-Pflücker
Manuel Pablo Zúñiga-Pflücker
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears immediately below constitutes and appoints Fernando Zúñiga y Rivero and Manuel Pablo Zúñiga-Pflücker, and each of them severally, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable BPZ Resources, Inc. to comply with the Securities Act of 1933 and other federal and state securities laws in connection with the Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ MANUEL PABLO ZÚÑIGA-PFLÜCKER	/s/ EDWARD G. CAMINOS
Manuel Pablo Zúñiga-Pflücker	Edward G. Caminos
President, Chief Executive Officer and Director	Chief Financial Officer
September 3, 2010	(Principal Financial Officer)
(Principal Accounting Officer)
September 3, 2010

/s/ DR. FERNANDO ZÚÑIGA Y RIVERO	/s/ JOHN J. LENDRUM, III
Dr. Fernando Zúñiga y Rivero	John J. Lendrum, III
Director and Chairman of the Board	Director
September 3, 2010	September 3, 2010

/s/ GORDON GRAY	/s/ DENNIS G. STRAUCH
Gordon Gray	Dennis G. Strauch
Director	Director
September 3, 2010	September 3, 2010

/s/ JAMES B. TAYLOR	/s/ STEPHEN C. BEASLEY
James B. Taylor	Stephen C. Beasley
Director	Director
September 3, 2010	September 3, 2010

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	BPZ Resources, Inc. 2007 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 24, 2007)
4.2	BPZ Resources, Inc. 2007 Long-Term Incentive Compensation Plan, filed herewith
5.1	Opinion on Legality
23.1	Consent of Attorney (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accountant
24.1	Powers of Attorney (included on the signature page of this Registration Statement)